Exhibit 99.1

Contact:	Ritchie L. Bond	Contact:	Timothy S. Price
	DIMON Incorporated		Standard Commercial Corporation
	(434) 791-6952		(252) 291-5507

NEWS RELEASE

November 8, 2004

DIMON INCORPORATED AND STANDARD COMMERCIAL CORPORATION

ANNOUNCE MERGER

DANVILLE, VA and WILSON, NC – Independent leaf tobacco dealers DIMON Incorporated (NYSE: DMN) and Standard Commercial Corporation (NYSE: STW) today jointly announced that they have entered into a definitive merger agreement. Under the terms of the agreement, Standard Commercial common shareholders would receive three shares of DIMON common stock for each share of Standard Commercial common stock.

The combination of DIMON and Standard is expected to be accretive to earnings per share in the first full year after the merger as a result of significant cost savings and synergies and to drive profitable growth and build value over the long term by realizing enhanced economies of scale. The merged company, which will initially be called DimonStandard Incorporated, is also expected to benefit from a combined portfolio of value-added service capabilities, and an enhanced ability to compete for future outsourcing of similar services from its customers, thereby providing a more comprehensive solution to customer supply needs. The new company will combine proven abilities in customer service, global agronomic programs, industry-leading processing capability, new product development, leaf supply and information technology advancements, while maintaining stability, agility, financial strength and a commitment to core values. The merged company will have pro forma annual revenues of approximately $1.9 billion, based on combined results for the two companies for the twelve months ending June 30, 2004.

Post merger, the shareholders of DIMON and Standard Commercial would own approximately 52% and 48%, respectively, of the merged Company’s equity. Based on closing prices for the stock of both companies on November 5, 2004, the merger consideration places a value on the Standard Commercial common stock of $18.66 per share, which represents an approximately 13.8% premium to Standard Commercial’s closing price. Based on Standard Commercial’s total debt, net of cash, at June 30, 2004, the merger consideration implies a transaction value for Standard Commercial of approximately $670 million.

Through the merger, it is expected that significant initial cost savings will be achieved for the fiscal year beginning April 1, 2005, from a broad range of corporate and operational initiatives. Those cost savings are expected to increase substantially in subsequent years, driving accretion in earnings per share and generating overall shareholder value. Total annual cost savings of over $40 million are expected to phase in over two years.

DIMON intends to obtain a new syndicated senior bank credit facility of sufficient size to substantially replace both its and Standard Commercial’s existing facilities. In addition, DIMON may consider seeking consents from holders of its senior notes to facilitate the closing of the merger.

Upon completion of the merger, Brian J. Harker, Chairman and CEO of DIMON, will serve as Chairman and CEO of DimonStandard, and Robert E. (Pete) Harrison, Chairman, President and CEO of Standard Commercial, will serve as President and Chief Operating Officer. Mr. Harrison is expected to succeed Mr. Harker as CEO after two years. The new board of directors will include Mr. Harker and six existing independent DIMON directors, together with Mr. Harrison and five existing independent Standard Commercial directors.

In addition to Brian Harker and Pete Harrison – who together have a combined 47 years of industry experience – DimonStandard will also have a deep and experienced management team that will provide solid leadership for years to come. The companies are currently evaluating a future headquarters location.

Commenting on the merger, Brian Harker said, “We are creating a stronger enterprise that is well-positioned for long-term success in an increasingly challenging global marketplace. In many ways, this merger builds on DIMON’s ongoing operational restructuring, which seeks to position our business for long-term growth and value creation by streamlining operations and investing in key areas of our business and in new markets. We see this merger as an excellent means to escalate those efforts, while enhancing our ability to respond to our customers’ evolving needs.”

Mr. Harker concluded, “Strategically, operationally and financially, this is the right transaction at the right time, and with a partner that is an excellent fit with our company. I have known Pete Harrison for many years now, and I have the utmost respect for his management skills and expertise. I look forward to working closely with him in completing our merger, ensuring a smooth integration process and moving beyond towards sustainable, long-term value creation to benefit our shareholders, customers, employees and communities.”

Pete Harrison said, “This is a rare opportunity in our industry to combine the best of two great organizations. In the course of numerous conversations with Brian about the merger, it became clear to both of us that the timing of this combination is right and, by structuring the merger as proposed, we should create tremendous value for our customers, our employees, and our investors. The power of this combination will be in its execution, and Brian and I are enthusiastic and focused on achieving the value we foresee.”

Mr. Harrison, continued, “In order to ensure a thorough and balanced merger integration, the companies will form a joint integration team, led by executives from both companies. That team will determine the best means for achieving the merger’s potential, including areas of the business where growth opportunities can be expanded, as well as plans for achieving cost savings. We will be better able to serve our customers while providing a positive, progressive and career enhancing environment for employees.”

The closing of the merger is subject to financing considerations and customary closing conditions, including approval by the shareholders of each of DIMON and Standard, approval of U.S. and foreign antitrust authorities, effectiveness of a proxy statement/prospectus relating to shareholder approval. Certain officers, directors and significant shareholders of Standard Commercial have signed shareholder agreements pursuant to which they agree to vote shares beneficially owned by them in favor of the merger.

At 9:00 a.m. Eastern Time today (November 8, 2004), Brian Harker and Pete Harrison will host a joint conference call to discuss the merger. To participate in the call dial 888-428-4476 (651-224-7558 outside the Untied States) and an operator will connect you to the conference. Those wishing to listen to the call may do so by visiting either DIMON’s website (http://www.dimon.com) or Standard Commercial’s website (http://www.sccgroup.com) referencing conference code 754045. A replay of the call will also be available at these websites or by dialing 800-475-6701 (320-365-3844 outside the United States) using the access code 754045.

Peter J. Solomon Company and Wachovia Securities served as financial advisors, and Hunton & Williams LLP served as legal advisor to DIMON in this transaction. Standard Commercial’s financial and legal advisors were Matrix Capital Markets Group, Inc—Charlotte and Wyrick Robbins Yates & Ponton LLP, respectively.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the company’s website at http://www.dimon.com.

Standard Commercial Corporation is the world’s third largest dealer of leaf tobacco with operations in more than 30 countries. For more information on Standard Commercial, visit the company’s website at http://www.sccgroup.com.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about the benefits of the merger between DIMON and Standard Commercial, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of DIMON’s and Standard Commercial’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in timing of cost savings initiatives, our ability to successfully integrate DIMON’s and Standard Commercial’s operations, changes in the markets for financing necessary to consummate the merger, changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, and the impact of regulation and litigation on the DIMON’s and Standard Commercial’s customers.

DIMON and Standard Commercial do not undertake any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. Additional factors that could cause DIMON’s and Standard Commercial’s results to differ materially from those described in the forward-looking statements can be found in DIMON’s and Standard Commercial’s Annual Reports on Form 10-K for each company’s fiscal year ended March 31, 2004, and other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

DIMON and Standard Commercial will be filing a joint proxy statement/prospectus and other relevant documents concerning the merger with the U.S. Securities and Exchange Commission.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about DIMON and Standard Commercial without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to DIMON Incorporated, 512 Bridge Street, Post Office Box 681, Danville, Virginia 23543-0681, Attention: Investor Relations, (434) 792 7511 or to Standard Commercial Corporation, 2201 Miller Road, P.O. Box 450, Wilson, North Carolina 27894-0450, Attention: Investor Relations, (252) 291 5507.

The respective directors and executive officers of DIMON and Standard Commercial and other persons may be deemed to be “participants” in the solicitation of proxies in respect of the proposed merger. Information regarding DIMON’s directors and executive officers is available in its proxy statement filed with the SEC on July 13, 2004, and information regarding Standard Commercial’s directors and executive officers is available in its proxy statement filed with the SEC on June 23, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.